Exhibit 10.19

AMENDMENT NUMBER 1
to the
EMPLOYMENT AGREEMENT
Between
FIRST KEYSTONE FINANCIAL, INC.
And
THOMAS M. KELLY

     WHEREAS, as of December 1, 2004, First Keystone Financial, Inc. (the “Corporation”) entered into an employment agreement (the “Agreement”) pursuant to which the Corporation agreed to employ Thomas M. Kelly (the “Executive) as President and Chief Operating Officer;

     WHEREAS, effective May 1, 2005, the Board of Directors has appointed the Executive as the President and Chief Executive Officer of the Corporation; and

     WHEREAS, the Board of Directors of the Corporation and Executive desire to amend the Agreement to reflect certain mutually agreed upon revisions.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Savings Bank and Executive do hereby agree to amend the Agreement as follows:

1. Section 2(a) of the Agreement is deleted in its entirety and replaced with the following:

     The Corporation hereby employs the Executive as President and Chief Executive Officer of the Corporation and Executive hereby accepts said employment and agrees to render such services to the Corporation on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for three years, commencing on the date of this Agreement and, subject to the requirements of the succeeding sentence, shall be deemed automatically, without further action, to extend for an additional year on each annual anniversary of the date of this Agreement. Prior to the anniversary of the date of this Agreement and each annual anniversary thereafter, the Board of Directors of the Corporation shall consider and review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive’s performance hereunder) extension of the term under this Agreement, and the term shall continue to extend in the manner set forth above unless either the Board of Directors does not approve such extension and provides written notice to the Executive of such event or the Executive gives written notice to the Corporation of the Executive’s election not to extend the term, in each case with such written notice to be given not less than thirty (30) days prior to any such anniversary date. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

2. Section 3(a) of the Agreement is deleted in its entirety and replaced with the following:

     The Employers shall compensate and pay Executive for his services during the term of this Agreement at a minimum base salary of $220,000 per year (“Base Salary”), which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers and may not be decreased without the Executive’s express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Boards of Directors of the Employers.

3. Section 5(e) of the Agreement is deleted in its entirety and replaced with the following:

     In the event of the failure by the Employers to elect or to re-elect or to appoint or to re-appoint the Executive to the offices of President and Chief Executive Officer of the Corporation and the Savings Bank or a material adverse change made by the Employers in the Executive’s functions, duties or responsibilities as President and Chief Executive Officer of the Corporation and the Savings Bank without the Executive’s express written consent, the Executive shall be entitled to terminate his employment hereunder and shall be entitled to the payments and benefits provided for in Section 5(c)(A) and (B); however, such termination shall not otherwise constitute a material breach of this Agreement by the Corporation.

4. All other sections and provisions in the Agreement shall continue in full force and effect and are incorporated by reference into this Amendment No. 1.

     This Amendment No. 1 to the Agreement shall be deemed effective as of May 1, 2005.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to the Agreement as of this 28th day of March 2005.

ATTEST:	FIRST KEYSTONE FINANCIAL, INC.

/s/Carol Walsh	By:	/s/Donald S. Guthrie
Witness	Title: Chairman

EXECUTIVE

/s/Carol Walsh	/s/ Thomas M. Kelly

Witness	Thomas M. Kelly